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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   December 15, 1999
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                               Vital Images, Inc.
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             (Exact name of registrant as specified in its charter)



        Minnesota                       0-22229                   42-1321776
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(State or other jurisdiction         (Commission              (I.R.S. Employer
    of incorporation)                File Number)            Identification No.)

                        3100 West Lake Street, Suite 100
                          Minneapolis, Minnesota 55416
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:  (612) 915-8000
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                                 Not applicable
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         (Former name or former address, if changed since last report.)



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Item 5. Other Events

     On December 17, 1999, Vital Images, Inc. (the "Company") completed the private placement of an aggregate of 1,650,000 units (the "Units"), each Unit consisting of one share of the Company's common stock and a Redeemable Common Stock Purchase Warrant for the purchase of one share of the Company's common stock (the "Warrants"). The Warrants have an exercise price of $3.75 per share and are exercisable for a period of five years. The Warrants are redeemable at a redemption price of $.01 per share any time prior to their expiration; provided that (i) the closing bid price for the Company's common stock exceeds $5.75 per share for any 30 consecutive trading days prior to notice of redemption and (ii) a registration statement covering the resale of the shares purchasable upon exercise of the Warrants is effective on the date of such notice. As part of the offering, the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock included in the Units and issuable upon exercise of the Warrants.

     Gross proceeds from the sale of the Units were $5,362,500. After deducting commissions and offering expenses, the Company will realize net proceeds of approximately $4,700,000, which will be used for expansion of its sales staff, additional research and development, increased marketing and promotional expenses and general working capital. Following the sale of Units, the Company has approximately 6,690,000 shares of common stock outstanding and approximately 3,450,000 shares of common stock reserved for issuance upon exercise of outstanding options and warrants.

     The Company engaged R.J. Steichen & Company (the "Agent") as its agent in connection with the sale of the Units. The Company paid the Agent a commission of eight percent (8%) of the gross proceeds from the sale of the Units and a non-accountable expense allowance equal to two percent (2%) of the gross proceeds. The Company also issued five-year warrants to the Agent for the purchase of 163,651 shares of common stock at an exercise price of $3.25 per share.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Vital Images, Inc.


Date: December 27, 1999.               By  /s/ Douglas M. Pihl
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                                           Douglas M. Pihl
                                           President and Chief Executive Officer